EXHIBIT 99
NEWS RELEASE

From:	Citizens First Bancorp, Inc.
Contact:	Marshall J. Campbell
Chairman and Chief Executive Officer
Corporate Office:	525 Water Street
Port Huron, Michigan 48060
Telephone:	(810) 987-8300
CITIZENS FIRST BANCORP, INC.
ANNOUNCES ANNUAL MEETING RESULTS
FOR IMMEDIATE RELEASE:
     PORT HURON, MICHIGAN, MAY 25, 2007. Citizens First Bancorp, Inc. (the “Company”) (Nasdaq: CTZN), the holding company for Citizens First Savings Bank (“Citizens”), today announced the results of its annual stockholders’ meeting. At the annual meeting held May 24, 2007, the Company’s stockholders re-elected Walid Demashkieh, M.D. and elected Janice U. Whipple, J.D., each for three year terms on the Company’s board of directors. The stockholders also ratified the appointment, by the Company’s Audit Committee, of BDO Seidman, L.L.P. as the Company’s independent registered public accounting firm for the year ending December 31, 2007.
About Citizens First Bancorp, Inc.
     Citizens First Bancorp, Inc., through its subsidiary Citizens First Savings Bank, currently serves its customers from 24 full service-banking centers in St. Clair, Sanilac, Huron, Lapeer, Macomb and Oakland counties and a loan production office located in Southwestern Florida.